Exhibit (l)(3)

                               PURCHASE AGREEMENT


         Allegiant Advantage Funds (the "Trust"), a Delaware statutory trust, and Audrey C. Talley (the "Purchaser"), hereby agree as follows:

         1. The Trust hereby offers the Purchaser and the Purchaser hereby purchases one Share of the Trust for $1.00. The Trust hereby acknowledges receipt from the Purchaser of $1.00 in full payment for such Share.


         2. The Purchaser represents and warrants to the Trust that the aforementioned Share is being acquired for investment purposes and not with a view to the distribution thereof.


         IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of August 25, 2009.


                                                     ALLEGIANT ADVANTAGE FUNDS


                                                     By:  /s/ Audrey C. Talley
                                                          --------------------
                                                              Audrey C. Talley




                                                     PURCHASER


                                                          /s/ Audrey C. Talley
                                                          --------------------
                                                              Audrey C. Talley